UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 15, 2012

Bohai Pharmaceuticals Group, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-53401	98-0697405
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

c/o Yantai Bohai Pharmaceuticals Group Co. Ltd.

No. 9 Daxin Road, Zhifu District

Yantai, Shandong Province, China 264000

(Address of principal executive offices)

Registrant’s telephone number, including area code: +86(535)-685-7928

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement
Item 8.01	Other Events

Pursuant to an agreement between Bohai Pharmaceuticals Group, Inc. (the “Company”) and Euro Pacific Capital, Inc. (“Euro Pacific”), on May 14, 2012, the Company repaid a portion of amounts due under its two-year 8% convertible notes, as amended (the “Notes”), in the amount of approximately $314,000, which is equivalent to the amount of the first quarter 2012 interest payment on the Notes (calculated based on an annual rate of 12% as currently provided for in the Notes). The Company will use its best efforts to repay an additional amount of approximately $731,000 due under the Notes as soon as possible, but no later than June 30, 2012. Such $314,000 and $731,000 payments are referred to herein as the “Repayment.”

The Notes were issued in a financing completed by the Company in January 2010 for which Euro Pacific acted as placement agent. Euro Pacific also acts as representative of the Note holders.

In addition, and as a result of the Company’s payment of the $314,000 portion of the Repayment as described above, on May 15, 2012, the Company and Euro Pacific entered into a Second Amendment to the Notes (the “Second Amendment”) to extend the maturity date thereof from April 5, 2012 to October 5, 2012 (such extra six month period, the “Second Extended Period”); and (ii) maintain the interest rate on the Notes at an annual rate of 12% (or 6% for the Second Extended Period). Pursuant to the terms of the Second Amendment, if the reminder of the Repayment ($731,000) is not received and distributed to Note holders by June 30, 2012, the Second Extended Period will thereafter automatically expire and the outstanding balance of the Notes will become immediately due and payable.

A copy of the Second Amendment was attached hereto as Exhibits 4.1. The description of the Second Amendment is qualified in its entirety by reference to Exhibits 4.1.

As disclosed in the Company’s Current Report on Form 8-K, dated May 11, 2012, in order to demonstrate the Company’s efforts to repay the Notes, the Company (through its Chinese subsidiary) and Euro Pacific have established an RMB denominated escrow account in China with the Rural Credit Cooperative of Laishan District, Yantai City (the “Escrow Account”) into which the Company has deposited the remaining outstanding amount of the Notes ($9.4 million, denominated in RMB). The Company will have no right to dispose of or use the funds held in the Escrow Account except for (i) conversion into US Dollars for the purpose of repayment of the Notes or (ii) releases from such Escrow Account from time to time in amounts equal to the decreases in the outstanding amount of the Notes, either by payments made by the Company or conversion of the Notes by Note holders.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description

4.1	Second Amendment to the Convertible Notes, dated May 15, 2012, between the Company and Euro Pacific, as investor representative.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 15, 2012	Bohai Pharmaceuticals Group, Inc.

	By:	/s/ Hong Wei Qu
Name: Hong Wei Qu
Title: Chief Executive Officer